UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2023

Baudax Bio, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-39101	47-4639500
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.01	BXRX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on November 18, 2022, the Nasdaq Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) informed Baudax Bio, Inc. (the “Company”) that it did not comply with the minimum $2,500,000 stockholders’ equity requirement for continued listing set forth in Nasdaq Listing Rule 5550(b) (“Rule 5550(b)”). The Staff granted the Company’s request for an extension until May 15, 2023, to comply with Rule 5550(b). On May 17, 2023, the Company received a delist determination letter from the Staff advising the Company that the Staff had determined that the Company did not meet the terms of such extension. The Company requested an appeal of the Staff’s determination and submitted a hearing request to the Nasdaq Hearings Panel (the “Panel”), which request stayed any delisting action by the Staff at least until the hearing process concludes and any extension granted by the Panel expires.

On June 9, 2023, the Company received a deficiency letter from the Staff notifying the Company that, for the last 30 consecutive business days, the closing bid price for the Company’s common stock has been below the minimum $1.00 per share required for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (“Rule 5550(a)(2)”). Because the Company effected two reverse stock splits over the previous two-year period with a cumulative ratio of 250 shares or more to one, the Company is not eligible for any compliance period specified in Nasdaq Listing Rule 5810(c)(3)(A).

The Company’s noncompliance with Rule 5550(a)(2) serves as an additional basis for delisting the Company’s securities from the Nasdaq Capital Market and the Panel will consider this matter in rendering a determination regarding the Company’s continued listing on the Nasdaq Capital Market. At the Panel hearing, the Company intends to present a plan to regain compliance with both Rule 5550(b) and Rule 5550(a)(2). In the interim, the Company’s common stock will continue to trade on the Nasdaq Capital Market under the symbol “BXRX” at least pending the ultimate conclusion of the hearing process.

There can be no assurance that the Company’s plan will be accepted by the Panel or that, if it is, the Company will be able to regain compliance with such applicable Nasdaq listing requirements. If the Company’s common stock is delisted, it could be more difficult to buy or sell the Company’s common stock or to obtain accurate quotations, and the price of the Company’s common stock could suffer a material decline. Delisting could also impair the Company’s ability to raise capital.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. These express or implied statements are not promises or guarantees and involve substantial risks and uncertainties. Examples of forward-looking statements herein include, without limitation, statements regarding the Company’s intent or ability to regain compliance with Rule 5550(b) and Rule 5550(a)(2), the outcome of the Panel hearing, and any courses of action to regain compliance with the Nasdaq continued listing requirements. Forward-looking statements are statements that are not historical facts, nor assurances of future performance. Instead, they are based on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties, and actual results may differ materially from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, without limitation, the Company’s ability to regain compliance with Rule 5550(b) and Rule 5550(a)(2), or otherwise meet Nasdaq’s compliance standards, whether Nasdaq will grant the Company any relief from delisting as necessary or whether the Company can ultimately meet applicable Nasdaq requirements for any such relief. These forward-looking statements should be considered together with the risks and uncertainties that may affect the Company’s business and future results included in the Company’s filings with the Securities and Exchange Commission at www.sec.gov. These forward-looking statements are based on information currently available to the Company, and the Company assumes no obligation to update any forward-looking statements except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Baudax Bio, Inc.

By:	/s/ Gerri A. Henwood
Name:	Gerri A. Henwood
Title:	President and Chief Executive Officer

Date: June 15, 2023